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                                                                   Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporartion by reference in Amendment No. 1 to the Registration Statement (Form S-8 No. 333-28763) pertaining to the 1997 Stock Option Plan and the Amended and Restated 1994 Stock Option Plan, in Amendment No. 1 to the Registraion Statement (Form S-4 No. 333-55943) pertaining to the registration of 5,000,000 shares of common stock, and in Amendment No. 1 to the Registraion Statement (Form S-4 No. 333-56723) pertaining to the $530,000,000 aggregate principal amount at maturity of 10% Senior Discout Notes due 2008, of our report dated January 19, 1998, except for paragraphs 2 and 3 of Note 1 as which the date is August 27, 1998, with respect to the supplemental consolidated financial statements and schedule of Amazon.com, Inc. included in its Current Report (Form 8-K) dated August 27, 1998, filed with the Securities and Exchange Commision.


                                                ERNST & YOUNG LLP

Seattle, Washington
September 11, 1998